Explanatory Note

Virtuoso Surgical, Inc. has prepared this Amendment No. 1 to the Form 1-A filed on December 27, 2019 solely for the purpose of filing Exhibit 4.1 and Exhibit 8.1.

PART III

EXHIBITS

Index to Exhibits

Exhibit No.	Description of Exhibit
1.1	Exclusive Placement Agent Agreement between the Company and Strategic Capital Investments, LLC, dated October 17, 2019*
2.1	Charter of Virtuoso Surgical, Inc.*
2.2	Amended Corporate Bylaws of Virtuoso Surgical, Inc.*
4.1	Form of Subscription Agreement for Regulation A, Tier 2, Offering**
6.1	Technology Licensing - Platform Agreement between the Company and Capital2Market, LLC, dated October 17, 2019*
6.2	Non-Exclusive License Agreement with Johns Hopkins University, effective May 11, 2016*
6.3	License Agreement with Vanderbilt University, effective May 15, 2016*
6.4	Employment Agreement with Richard Hendrick, dated September 7, 2017*
6.5	Employment Agreement with C. Mark Pickrell, dated September 7, 2017*
8.1	Escrow Agreement among Atlantic Capital Bank, National Association, the Company, and Capital2Market, LLC, dated October 1, 2019**
11.1	Consent of Puryear & Noonan, CPAs*
11.2	Consent of Waller Lansden Dortch & Davis, LLP (included in Exhibit 12.1)*
12.1	Opinion of Waller Lansden Dortch & Davis, LLP*
15(a).1	Correspondence submitted by Virtuoso Surgical, Inc. on December 6, 2019 pursuant to Rule 252(d)*

* Previously filed

** Filed herewith

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Nashville, Tennessee on January 23, 2020.

VIRTUOSO SURGICAL, INC.

By:	/s/ Robert Webster, III
Robert Webster, III
Principal Executive Officer

By:	/s/ C. Mark Pickrell
C. Mark Pickrell
Principal Financial Officer and Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Form 1-A has been signed by the following persons in the capacities and on the dates indicated

Signature	Title	Date

/s/ Richard Hendrick		January 23, 2020
Richard Hendrick	Chief Operating Officer and Chairman

/s/ Robert Webster, III		January 23, 2020
Robert Webster, III	President, Chief Technology Officer and Director

/s/ C. Mark Pickrell		January 23, 2020
C. Mark Pickrell	General Counsel, Chief Administrative Officer and Director

/s/ S. Duke Herrell		January 23, 2020
S. Duke Herrell	Chief Clinical Strategist and Director